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Exhibit 22  List of Subsidiaries of Registrant:



                  Ryland Mortgage Company (an Ohio Corporation)

                M.J. Brock & Sons, Inc. (a Delaware Corporation)

                  LPS Holdings Corporation (a Maryland Corporation)



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